Exhibit 99.1

PRESS RELEASE

CONTACT:

Investors
Mike Smith
719-637-5773
michael.smith@vectrus.com

Media
George Rhynedance
719-637-4182
george.rhynedance@vectrus.com

Vectrus reports second quarter 2016 financial results

•	Revenue $307.9 million, operating margin 3.7 percent

•	Strong year-to-date free cash flow[1] of $19.0 million

•	Days Sales Outstanding was 52 days for the quarter

•	Voluntary debt payment of $2 million

COLORADO SPRINGS, Colo., Aug. 9, 2016 — Vectrus, Inc. (NYSE:VEC) announced second quarter 2016 results, which included revenue of $307.9 million, operating income of $11.3 million and diluted earnings per share of $0.55. As of July 1, 2016, year-to-date net cash provided by operating activities was $19.3 million and free cash flow1 improved $19.9 million year-over-year. Funded orders were $303.7 million in the second quarter of 2016, representing a funded book-to-bill2 ratio of 1.0x.
“In the second quarter, our revenue excluding Afghanistan programs continued to show growth, increasing 5 percent or $13.5 million year-over-year,” said Ken Hunzeker, chief executive officer and president of Vectrus. “Our solid second quarter results combined with improved visibility for the remainder of 2016 allows us to raise our 2016 revenue, diluted EPS and free cash flow1 guidance.”

Second Quarter 2016 Results

•	Revenue of $307.9 million

•	Operating income of $11.3 million

•	Operating margin of 3.7 percent

Exhibit 99.1

•	Diluted earnings per share of $0.55

Second quarter 2016 revenue of $307.9 million decreased $1.6 million, or 0.5 percent, compared to the second quarter 2015. This change was primarily driven by a $30.5 million decrease in revenue from our Afghanistan, U.S. and European programs. This was partially offset by an increase in our Middle East programs of $28.9 million for the second quarter 2016 as compared to the same period in 2015. Programs based in Afghanistan contributed $30.9 million of revenue in the second quarter 2016.
Operating income was $11.3 million, or 3.7 percent of operating margin, in the second quarter 2016, compared to $10.8 million, or 3.5 percent operating margin, in the second quarter 2015, an increase of $0.5 million. Programs based in Afghanistan contributed $0.7 million of operating income in the second quarter 2016.
Second quarter 2016 diluted earnings per share were $0.55 compared to $0.56 in the second quarter 2015.
Year-to-date July 1, 2016, net cash provided by operating activities was $19.3 million compared to net cash used in operating activities of $0.2 million during the same period in 2015. Free cash flow1 was $19.0 million year-to-date July 1, 2016, compared to negative free cash flow1 of $0.9 million during the same period in 2015.
“Year-to-date free cash flow1 improved by $19.9 million, driven by strong cash collections in 2016,” said Matt Klein, chief financial officer at Vectrus. “We continue to see improvement in collections, achieving a Vectrus record 52 days sales outstanding during the quarter.”
For the quarter ended July 1, 2016, the Company ended with total backlog of $2.3 billion and funded backlog of $975 million.

2016 Guidance
"As a result of our improved visibility and outlook for the remainder of the year, we are increasing the previously communicated ranges for revenue, diluted EPS and free cash flow1. Our strong cash collections in the quarter enabled a $2 million voluntary payment of our term loan. Based on our updated financial guidance, we now anticipate 2016 voluntary debt payments to range from $8 million to $10 million," said Klein. "We are pleased with our financial performance to date in 2016 and look forward to a strong second half of the year."

(in millions, except operating margin and diluted EPS)	(Prior) 2016 Guidance			(Updated) 2016 Guidance
Revenue	$1,150	to	$1,190	$1,180	to	$1,200
Operating Margin (unchanged)	3.60%	to	3.90%	3.60%	to	3.90%
Diluted EPS[3]	$2.02	to	$2.31	$2.07	to	$2.32
Free Cash Flow[4]	$22	to	$30	$28	to	$32

The Company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ

Exhibit 99.1

materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 8 a.m. Eastern time on Wednesday, August 10, 2016.

U.S.-based participants may dial in to the conference call at 888-427-9414, while international participants may dial 719-325-2174. Passcode for both is 4660856. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.

A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through August 28, 2016, at 877-870-5176 (domestic) or 858-384-5517 (international) with passcode 4660856.

###
Footnotes:
1 See “Key Performance Indicators and Non-GAAP Financial Measures” (below).
2 Book-to-bill ratio is the amount of funded orders divided by revenue for the period.
3 2016 EPS guidance is calculated using the estimated weighted average diluted common shares outstanding of 11.2 million for the year ending December 31, 2016.
4 2016 free cash flow guidance is calculated as estimated GAAP net cash provided by operating activities less 2016 estimated capital expenditures of $2.1 million.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides infrastructure asset management, information technology and network communication services, and logistics and supply chain management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,000 employees spanning 132 locations in 18 countries. In 2015, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about our revenue, operating margin, EPS and free cash flow guidance for 2016, debt payments, contract opportunities and awards, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

Exhibit 99.1

Whenever used, words such as "may," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the spin-off from our former parent, including whether the spin-off and the related transactions will result in any tax liability; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; competition in our industry; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; protests of new awards; our ability to submit proposals for and/or win potential opportunities in our pipeline; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog and to retain and renew our existing contracts; our maintaining our good relationship with the U.S. government; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; any future acquisitions, investments or joint ventures; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; and other factors set forth in Part I, Item 1A, – “Risk Factors,” and elsewhere in our 2015 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	July 1,	June 26,	July 1,	June 26,
(In thousands, except per share data)	2016	2015	2016	2015
Revenue	$307,895	$309,509	$618,577	$570,429
Cost of revenue	280,644	282,563	564,354	518,945
Selling, general and administrative expenses	15,953	16,101	31,113	31,284
Operating income	11,298	10,845	23,110	20,200
Interest (expense) income, net	(1,736)	(1,437)	(3,048)	(3,033)
Income from operations before income taxes	9,562	9,408	20,062	17,167
Income tax expense	3,512	3,388	7,422	6,182
Net income	$6,050	$6,020	$12,640	$10,985

Earnings per share
Basic	$0.57	$0.57	$1.19	$1.04
Diluted	$0.55	$0.56	$1.16	$1.02
Weighted average common shares outstanding - basic	10,702	10,548	10,665	10,520
Weighted average common shares outstanding - diluted	10,958	10,804	10,913	10,789

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1,	December 31,
(In thousands, except share information)	2016	2015
Assets	(unaudited)
Current assets
Cash	$49,989	$39,995
Receivables	177,683	210,561
Costs incurred in excess of billings	322	1,243
Other current assets	10,549	9,708
Total current assets	238,543	261,507
Property, plant, and equipment, net	3,566	4,762
Goodwill	216,930	216,930
Other non-current assets	1,472	1,197
Total non-current assets	221,968	222,889
Total Assets	$460,511	$484,396
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$97,191	$122,442
Billings in excess of costs	6,371	6,025
Compensation and other employee benefits	39,973	36,783
Short-term debt	20,000	22,000
Other accrued liabilities	21,011	25,268
Total current liabilities	184,546	212,518
Long-term debt, net	82,972	89,615
Deferred tax liability	86,891	91,343
Other non-current liabilities	2,549	1,610
Total non-current liabilities	172,412	182,568
Total liabilities	356,958	395,086
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 10,729,892 and 10,612,246 shares issued and outstanding	107	106
Additional paid in capital	60,782	58,640
Retained earnings	46,943	34,304
Accumulated other comprehensive loss	(4,279)	(3,740)
Total shareholders' equity	103,553	89,310
Total Liabilities and Shareholders' Equity	$460,511	$484,396

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
(In thousands)	July 1, 2016	June 26, 2015
Operating activities
Net income	$12,640	$10,985
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,012	1,753
Loss on disposal of property, plant, and equipment	389	328
Stock-based compensation	3,268	3,852
Amortization of debt issuance costs	578	370
Changes in assets and liabilities:
Receivables	33,458	(9,922)
Other assets	1	(6,586)
Accounts payable	(25,459)	(12,062)
Billings in excess of costs	346	9,321
Deferred taxes	(5,265)	(3,504)
Compensation and other employee benefits	3,134	9,637
Other liabilities	(4,820)	(4,353)
Net cash provided by (used in) operating activities	19,282	(181)
Investing activities
Purchases of capital assets	(317)	(734)
Proceeds from the disposition of assets	111	—
Distribution from equity investment	89	—
Net cash (used in) investing activities	(117)	(734)
Financing activities
Repayments of long-term debt	(9,000)	(11,250)
Proceeds from revolver	69,000	132,500
Repayments of revolver	(69,000)	(132,500)
Proceeds from exercise of stock options	431	107
Proceeds from insurance financing	—	14,857
Repayments of insurance financing	—	(4,018)
Payments of employee withholding taxes on share-based compensation	(651)	(752)
Payment of debt issuance costs	(221)	—
Net cash (used in) financing activities	(9,441)	(1,056)
Exchange rate effect on cash	270	(849)
Net change in cash	9,994	(2,820)
Cash-beginning of year	39,995	42,823
Cash-end of period	$49,989	$40,003
Supplemental Disclosure of Cash Flow Information:
Interest paid	$3,060	$2,393
Income taxes paid	$13,494	$6,234
Non-cash investing activities:
Purchase of capital assets on account	$—	$35

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures Vectrus uses to manage its business and monitor results of operations are revenue trends and operating income trends. In addition, we consider free cash flow to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. Free cash flow is a non-GAAP financial measure. We believe this information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.
“Free cash flow” is defined as GAAP net cash provided by or used in operating activities less capital expenditures. A reconciliation of free cash flow to net cash provided by or used in operating activities is in the table below.

(in thousands)	Six Months Ended
Free Cash Flow (Non-GAAP Measure)	July 1, 2016	June 26, 2015
Net cash provided by (used in) operating activities	$19,282	$(181)
Less:
Capital expenditures	(317)	(734)
Free cash flow	$18,965	$(915)

Exhibit 99.1

SUPPLEMENTAL INFORMATION

	Three Months Ended				Six Months Ended
(In thousands)	July 1, 2016		June 26, 2015		July 1, 2016		June 26, 2015
Military branch	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Army	$258,193	84%	$282,414	91%	$521,220	84%	$518,676	91%
Navy/Marines	4,697	1%	6,764	2%	9,496	2%	13,531	2%
Air Force	45,005	15%	20,331	7%	87,861	14%	38,222	7%
Total Revenue	$307,895		$309,509		$618,577		$570,429

	Three Months Ended				Six Months Ended
(in thousands)	July 1, 2016		June 26, 2015		July 1, 2016		June 26, 2015
Contract type	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	$77,233	25%	$118,071	38%	$157,626	25%	$203,744	36%
Cost-Plus and Cost Reimbursable ¹	230,662	75%	191,438	62%	460,951	75%	366,685	64%
Total Revenue	$307,895		$309,509		$618,577		$570,429

¹ Includes time and material contracts

	Three Months Ended				Six Months Ended
(In thousands)	July 1, 2016		June 26, 2015		July 1, 2016		June 26, 2015
Contract Relationship	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Prime Contractor	$285,156	93%	$281,278	91%	$570,820	92%	$512,884	90%
Sub Contractor	22,739	7%	28,231	9%	47,757	8%	57,545	10%
Total Revenue	$307,895		$309,509		$618,577		$570,429

Source: Vectrus, Inc.